Exhibit 1.2

[Translation]

SHARE HANDLING REGULATIONS

NTT DoCoMo, Inc.

SHARE HANDLING REGULATIONS

CHAPTER 1: GENERAL PROVISIONS

Article 1. (Purpose)

(1)	The procedures of the handling, handling fees and the manner of exercising shareholders’ rights relating to the Company’s shares and stock acquisition rights shall be governed by the provisions set forth by Japan Securities Depository Center, Inc. (hereinafter “JASDEC”) as the book-entry transfer institution, and account management institutions including securities companies and trust banks (hereinafter “Securities Companies, etc.”) with which shareholders have their book-entry transfer accounts, and by the provisions of these Share Handling Regulations pursuant to the Articles of Incorporation of the Company.

(2)	The procedures of the handlings, handling fees and the manner of exercising shareholders’ rights relating to special accounts opened in accordance with agreements entered into by and between the Company and trust banks designated by the Company shall be governed by these Share Handling Regulations and the rules provided by the said trust banks.

Article 2. (Shareholders Registrar)

(1)	The Company’s shareholder registrar and the place of its handling office shall be as follows:

Shareholders registrar:	Mitsubishi UFJ Trust and Banking Corporation 4-5 Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan
Handling office:	Mitsubishi UFJ Trust and Banking Corporation Securities Department 4-5 Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan

Article 3. (Requests and Notifications)

(1)	All requests and notifications pursuant to these Share Handling Regulations shall be prepared using the forms prescribed by the Company, except for cases where such requests or notifications are made via Securities Companies, etc. or JASDEC or pursuant to Article 14 (1) of these Share Handling Regulations.

(2)	Should any request or notification set forth in the preceding paragraph be made by an agent, a written document evidencing the power of agency of such agent, or should any request or notification require the consent of a curator or an assistant, a written document evidencing such consent shall be submitted, respectively.

(3)	In cases where the requests or notifications set forth in Paragraph (1) are made via Securities Companies, etc. and JASDEC, or through Securities Companies, etc., such requests or notifications may be treated by the Company as deemed to have been made by shareholders.

(4)	The Company may request the party who made the requests or notifications set forth in Paragraph (1) to submit material certifying that the party is a shareholder or an agent.

(5)	In cases where the Company requests to submit the material set forth in the preceding paragraph, the Company shall not accept the request and notification set forth in Paragraph (1) unless such material has been submitted.

CHAPTER 2: LISTING OR RECORDING IN THE SHAREHOLDERS’ REGISTER

Article 4. (Listing or Recording in the Shareholders’ Register)

(1)	The Company shall conduct the listing or recording in the shareholders’ register based on the notice of total shareholders received from JASDEC.

(2)	In cases where a notice of change of address or other information contained in the shareholders’ register of parties entered in the shareholders’ register (hereinafter “Shareholders, etc.”) is received, the Company shall change the listings or recordings in the shareholders’ register in accordance with the said notice.

(3)	Other than the cases set forth in the preceding two paragraphs, listings or recordings in the shareholders’ register shall be made if new shares are issued or in other cases as required by the relevant laws and regulations.

Article 5. (Characters, etc., Used in Shareholders’ Register)

(1)	Listings or recordings in the shareholders’ register shall be made with the characters and symbols designated by JASDEC.

Article 6. (Listing or Recording in the Register of Stock Acquisition Rights)

(1)	Requests for listings or recordings in the register of stock acquisition rights, registration, transfer or deregistration of a pledge on stock acquisition rights, and indication or deletion of trust assets shall be made to the shareholders registrar.

(2)	The handling of stock acquisition rights other than those stipulated in the preceding paragraph may be separately prescribed.

CHAPTER 3: NOTIFICATIONS

Article 7. (Notifications of Addresses and Names of Shareholders, etc)

(1)	Shareholders, etc. shall notify the Company of their addresses and names.

(2)	The notifications referred to in the preceding paragraph or changes thereof shall be filed through Securities Companies, etc. and JASDEC. However, this shall not apply to the cases provided for in Article 4 (3).

Article 8. (Notifications of Shareholders, etc., Residing Outside of Japan)

(1)	Shareholders, etc. residing outside of Japan shall designate their standing proxies or mailing addresses in Japan, where they receive notices, and shall notify the Company of these standing proxies or mailing addresses.

(2)	Standing proxies shall be included in Shareholders, etc. referred to in Paragraph (1) of the preceding Article.

(3)	The notifications referred to in Paragraph (1) or changes thereof shall be filed through Securities Companies, etc. and JASDEC. However, this shall not apply to the cases provided for in Article 4 (3).

Article 9. (Representative of Juridical Person)

(1)	In the event that a Shareholder, etc. is a juridical person, the title and the name of one representative of such Shareholder, etc. shall be notified to the Company.

(2)	The notifications referred to in the preceding paragraph or changes thereof shall be filed through Securities Companies, etc. and JASDEC. However, this shall not apply to the cases provided for in Article 4 (3).

Article 10. (Representative of Joint Shareholders)

(1)	Shareholders who own shares jointly shall designate one representative thereof and shall notify the Company of the address and name of such representative.

(2)	The notifications referred to in the preceding paragraph or changes thereof shall be filed through Securities Companies, etc. and JASDEC. However, this shall not apply to the cases provided for in Article 4 (3).

Article 11. (Legal Representatives)

(1)	Any legal representative such as a person who has parental authority or a guardian shall notify the Company of his/her address and name.

(2)	The notifications referred to in the preceding paragraph or changes therein or removals thereof shall be filed through Securities Companies, etc. and JASDEC. However, this shall not apply to the cases provided for in Article 4 (3).

Article 12. (Other Notifications)

(1)	In addition to the notifications provided for in Article 7 through Article 11, any notifications shall be filed through Securities Companies, etc. and JASDEC, or Securities Companies, etc. only, unless otherwise directed by the Company. However, this shall not apply to the cases provided for in Article 4 (3).

(2)	The notifications that Securities Companies, etc. are unable to accept or forward shall be filed with the shareholders registrar.

Article 13. (Matters to be Filed, etc. by Holders of Stock Acquisition Rights)

(1)	The provisions of Article 7 through Article 12 shall apply mutatis mutandis to the matters and methods to be filed by the parties who are listed or recorded in the register of stock acquisition rights of the Company. However, such notification shall be filed with the shareholders registrar unless otherwise provided for in Article 6 (2).

CHAPTER 4: EXECISE OF MINORITY SHAREHOLDERS’ RIGHTS, ETC.

Article 14. (Methods to Exercise Minority Shareholders’ Rights, etc)

(1)	In cases where shareholders exercise minority shareholders’ rights, etc. set forth in Article 147 (4) of the Law Concerning Book-Entry Transfer of Corporate Bonds, Shares, Etc. (hereinafter the “Book-Entry Law”) directly to the Company, such rights shall be exercised by delivering documents affixed with the name and seal of shareholders attached with a receipt for an individual shareholder notice issued by Securities Companies, etc. (the notice provided for in Article 154 (3) of the Book-Entry Law). However, foreign shareholders may substitute their signature for the name and seal.

(2)	The provisions in Article 3 (2), (4) and (5) shall apply mutatis mutandis to the exercise of minority shareholders’ rights referred to in the preceding paragraph.

Article 15. (Proposals by Shareholders Included in Reference Materials for General Meetings of Shareholders)

(1)	In cases where shareholders’ rights of proposal are exercised in accordance with Paragraph (1) of the preceding Article, if a proposal submitted by the shareholders contains more than the number of characters provided below, the Company may present an outline of such proposal in the reference materials for the General Meeting of Shareholders.

(i)	Reason for proposal 400 characters per proposal

(ii)	Matters concerning the appointment of Directors, Corporate Auditors and Independent Auditors 400 characters per candidate

CHAPTER 5: HANDLING FEES

Article 16. (Handling Fees)

(1)	There shall be no fees in connection with the handling of shares of the Company.

(2)	Handling fees payable by Shareholders, etc. to Securities Companies, etc. or JASDEC shall be borne by Shareholders, etc.

SUPPLEMENTARY PROVISIONS

Article 1. (Effective Date)

(1)	These Regulations shall come into force on January 5, 2009.

Article 2. (Application for Deregistration of Lost Share Certificates by Registrants of Lost Share Certificates)

(1)	In cases where registrants of lost share certificates apply for deregistration of lost share certificates, an application in a prescribed form therefor shall be submitted.

Article 3. (Application for Deregistration by Holders of Share Certificates)

(1)	In cases where holders of share certificates that have been registered as lost share certificates (hereinafter referred to as “Share Certificates Concerned”) apply for deregistration of Share Certificates Concerned, an application in a prescribed form therefor shall be submitted together with the Share Certificates Concerned and documents evidencing the identity of such holders.

Article 4. (Application, Mutatis Mutandis, of Provisions Concerning Notifications)

(1)	In cases where registrants of lost share certificates change any listings or record in the register of lost share certificates, the provisions of Article 7 through Article 12 shall apply mutatis mutandis, and the notifications of changes shall be filed with the handling office of the shareholders registrar set forth in Article 2.

Article 5. (Transitional Provisions)

(1)	The provisions of Articles 2 through 5 of the Supplementary Provisions shall be deleted on January 6, 2010.